Press Release

Weida Communications Appoints Two New Directors and Postpones Filing of Its SEC Annual Report (10-K); Rule 144 Not Available For Sales of Shares Until the Annual Report is Filed

NEWTOWN, Pa., Sept. 13, 2005 (PRIMEZONE) -- Weida Communications, Inc. (Other OTC:WDAC), a U.S. company providing satellite communications services throughout China, today named two new directors and announced that it would postpone filing its Annual Report (10-K) to the Securities and Exchange Commission for at least one additional month.

The new directors are Chris Lennon, who was named as Weida's president and chief executive officer (CEO) last week, and Donald L. Huizenga, owner of Deacon Associates LLC, a management solutions company providing planning and operational services to companies in the international marketplace.

Speaking both as the new CEO and director, Chris Lennon said: "Don Huizenga and I have agreed on the need for additional time to review the company's financial details. Additional time is also needed in part because of the recent change in the company's auditors, as well as the relatively high burdens of the more stringent SEC-mandated accounting and internal control requirements affecting all public companies, and our desire to restore and maintain investor confidence in Weida."

Lennon continued, "I look forward to working with Don, who has a strong background in international commerce and who, during the course of his long career, ran three industrial companies, bringing them through crucial periods in their growth and development."

Weida's fiscal year ended on June 30, 2005.

Under SEC regulations, SEC Rule 144 that allows the sale in public trading markets of unregistered shares (including all shares issued in the June 2004 share exchange) will not be available for use after September 13 until the Annual Report is filed.

About Weida Communications, Inc.

Weida Communications is a U.S company that provides data communication services via satellite to businesses and government agencies throughout China. The company participates in the fast-growing China telecom market through its majority profit sharing interest in and control of the only wholly, privately owned company in China holding a license for bi-directional VSAT (Very Small Aperture Terminal) satellite communications services. VSAT is an attractive telecommunications solution in China with its exploding demand for telecommunications, dense urban areas, and extensive mountainous terrain. For more information, visit the Weida Communications, Inc. Web site at www.weida.com.

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on the current expectations of the management of Weida Communications, Inc. (the Company) only, and are subject to a number of risk factors and uncertainties, including but not limited to the Company's immediate need for equity financing in order to continue operations and to consummate the acquisition of a legal ownership interest in Guangzhou Weida, limited operating history, Weida Communications' historical and likely future losses, uncertain regulatory landscape in the People's Republic of China, fluctuations in quarterly operating results, the Company's reliance on the provision of VSAT-based communications services for the majority of its revenues, changes in technology and market requirements, decline in demand for the Company's products, inability to timely develop and introduce new technologies, products and applications, difficulties or delays in absorbing and integrating acquired operations, products, technologies and personnel, loss of market share, and pressure on pricing resulting from competition, which could cause the actual results or performance of the Company to differ materially from those described therein. We undertake no obligation to update these forward- looking statements. For a more detailed description of the risk factors and uncertainties affecting the Company, refer to the Company's reports filed from time to time with the Securities and Exchange Commission, including the information about risk factors provided in Item 1, "Business," in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2004, filed with the SEC on October 12, 2004.

CONTACT: Weida Communications, Inc.

Chris Lennon

(267) 757-8774

clennon@weida.com